Allscripts announces third quarter 2014 results

CHICAGO, Nov. 6, 2014 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) ("Allscripts") today announced its financial results for the three and nine months ended September 30, 2014.

Third Quarter 2014 Highlights:

Bookings(1) were $223 million, which compares to $236 million in the third quarter of 2013 and $234 million in the second quarter of 2014. The third quarter of 2013 included a significant agreement for expanded software, services and managed services with PIH Health. Excluding the impact of this agreement, bookings grew approximately 16 percent in the third quarter of 2014 on a year-over-year basis. For the first nine months of 2014, bookings totaled $680 million, an increase of approximately 8 percent over the first nine months of 2013.

New sales of Allscripts Sunrise™ electronic health record (EHR) platform in the U.S. and the United Kingdom helped drive bookings performance in the third quarter of 2014. The Company benefited from growth in ambulatory bookings, on both a year-over-year as well as quarter-over-quarter basis. In addition, a significant portion of Allscripts bookings were derived from the Company's industry-leading population health management solutions(2) and managed information technology services offerings. Software as a service bookings (SaaS) were 39 percent of total bookings in the third quarter, compared with 40 percent in the third quarter of 2013.

Contract revenue backlog increased to $3.4 billion as of September 30, 2014.

"Allscripts third quarter results continued to show progress," said Paul M. Black, President and Chief Executive Officer of Allscripts. "We achieved solid new sales results, reflecting new client bookings across our installed base, as well as the addition of new clients globally. Demand was healthy for our solutions in Allscripts primary end markets including health systems, post-acute care givers and physician practices around the globe."

"Delivering results for our clients is driving stronger client relationships and an enhanced competitive position. With a solid foundation, Allscripts is focused on delivering exceptional value to clients and enabling their readiness for the challenges of value-based care."

Third Quarter 2014 Business Highlights:

  Catholic Health Initiatives selected Allscripts to provide ambulatory hosting services nationwide.
  Robert Wood Johnson University Hospital extended Allscripts Sunrise and Allscripts TouchWorks® to help the organization create a single, electronic community-enabled health record platform.
  Saline Memorial Hospital selected Allscripts Sunrise for flexibility and strength of clinical solution.
  In the United Kingdom, Wrightington, Wigan and Leigh NHS Foundation Trust will implement Allscripts Sunrise EHR to help drive positive patient outcomes.
  Baylor Scott & White Health selected Allscripts dbMotion™ interoperability and population health management platform to integrate and harmonize data to improve care delivery and lower costs.

Financial Highlights:

Total revenue increased 4 percent on a non-GAAP basis and 5 percent on a GAAP basis to $348 million and $345 million, respectively, compared with $334 million and $330 million, respectively, in the third quarter of 2013.

Third quarter 2014 gross margin was 42.3 percent on a non-GAAP basis and 38.1 percent on a GAAP basis, compared with 43.6 percent and 38.0 percent, respectively, in the third quarter of 2013.

Total operating expenses declined 4 percent on a non-GAAP basis and 7 percent on a GAAP basis in the current quarter compared with the third quarter of 2013. The decline in operating expenses reflects initiatives to decrease corporate SG&A expenses as well as leverage from prior investments in research and development. SG&A expense declined to approximately $79 million on a non-GAAP basis and $97 million on a GAAP basis, representing decreases of 6 percent and 7 percent, respectively, compared with the third quarter of 2013. Adjusted EBITDA increased 16 percent to $46 million, compared with $40 million in the third quarter of 2013.

Additional Financial Detail:

On a non-GAAP basis, Allscripts effective tax rate was 35 percent in the third quarter of 2014 compared with 20 percent in the third quarter of 2013. On a GAAP basis, Allscripts recorded an income tax benefit of approximately $0.4 million in the third quarter of 2014, compared with an income tax benefit of $2 million in the third quarter of 2013.

Third quarter 2014 non-GAAP net income totaled $12 million, compared with $9 million in the third quarter of 2013. Third quarter 2014 GAAP net loss totaled $26 million compared with a net loss of $49 million in the third quarter of 2013.

Third quarter 2014 non-GAAP earnings per share were $0.06 compared with $0.05 in the third quarter of 2013. Third quarter 2014 GAAP loss per share was $0.15 compared with a loss per share of $0.27 in the third quarter of 2013.

Liquidity:

As of September 30, 2014, Allscripts liquidity consisted of cash, cash equivalents, and marketable securities of $39 million. In addition, undrawn amounts under Allscripts revolving credit facility totaled $317 million.

As of September 30, 2014, Allscripts had approximately $659 million of face value principal debt obligations, consisting of $345 million of its 1.25 percent Cash Convertible Notes and $314 million outstanding under its Senior Secured Credit Facilities.

For a complete reconciliation of GAAP and non-GAAP items, see the explanation of non-GAAP financial measures as well as the GAAP and non-GAAP reconciliation financial tables in this release.

Conference Call:

Allscripts will conduct a conference call today, Thursday, November 6, 2014, at 4:30 PM Eastern Standard Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing (855) 717-7811 or +1 (224) 357-2059 (international) and requesting Conference ID # 13887683.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of two weeks, on the Allscripts investor relations website or by calling (855) 859-2056 or +1 (404) 537-3406 - Conference ID # 13887683.

Supplemental and non-GAAP financial information also will be available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, professional services, remote hosting, outsourcing and subscription-based services.

(2)

Population health management solutions are comprised of Allscripts Care Management™, Allscripts dbMotion, Allscripts FollowMyHealth™, Allscripts Patient Flow™, and Allscripts Care Director™, as well as Allscripts post-acute, decision support and clinical analytics solutions.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2014 Allscripts. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts. Other company and product names featured herein may be the trademarks of their respective owners.

For more information contact:

Investors:
Seth Frank
312-506-1213
seth.frank@allscripts.com

Media:
Matthew Berglind
312-447-2425
matthew.berglind@allscripts.com

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as "future," "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "will," "would," "could," "can," "may," and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts' actual results to differ materially from those described in the forward-looking statements include, but are not limited to: Allscripts' failure to compete successfully; consolidation in Allscripts' industry; current and future laws, regulations and industry initiatives; the failure of markets in which Allscripts operates to develop as quickly as expected; increased government involvement in Allscripts' industry; Allscripts' or its customers' failure to see the benefits of government programs; changes in regulatory standards; changes in diagnosis and procedure coding; the effects of the realignment of Allscripts' sales, services, and support organizations; market acceptance of Allscripts' products and services; the sales cycle for Allscripts' products; the timing of revenue recognition for multi-year agreements, subscription-based arrangements and managed services contracts; Allscripts' ability to manage future growth; Allscripts' ability to introduce new products and services; risks related to the standardization of Allscripts' small office electronic health records and practice management systems; Allscripts' ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts' products; Allscripts' ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts' ability to hire, retain and motivate key personnel; performance by Allscripts' content and service providers; liability for use of content; security breaches; price reductions; Allscripts' ability to license and integrate third party technologies; Allscripts' ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts' ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other factors can be found in Allscripts' Annual Report on Form 10-K for the year ended December 31, 2013, including in the "Risk Factors" section in Item 1A of Part 1. This and other reports are available on Allscripts' website (http://investor.allscripts.com) and on the Securities and Exchange Commission's website (http://www.sec.gov). Allscripts does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$37.3	$63.0
Accounts receivable, net	340.7	313.5
Deferred taxes, net	55.5	55.5
Prepaid expenses and other current assets	115.2	107.9
Total current assets	548.7	539.9
Long-term marketable securities	1.3	1.3
Fixed assets, net	152.2	174.0
Software development costs, net	85.0	88.2
Intangible assets, net	422.2	456.0
Goodwill	1,200.7	1,189.6
Deferred taxes, net	7.4	7.4
Other assets	153.4	163.3
Total assets	$2,570.9	$2,619.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$86.4	$73.0
Accrued expenses	79.8	96.5
Accrued compensation and benefits	55.6	80.2
Deferred revenue	277.3	251.0
Current maturities of long-term debt and capital lease obligations	24.7	16.4
Total current liabilities	523.8	517.1
Long-term debt	562.5	545.1
Deferred revenue	26.8	29.1
Deferred taxes, net	86.3	79.7
Other liabilities	88.6	130.6
Total liabilities	1,288.0	1,301.6
Total stockholders' equity	1,282.9	1,318.1
Total liabilities and stockholders' equity	$2,570.9	$2,619.7

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
System sales	$21.4	$26.5	$70.6	$86.0
Professional services	54.9	49.0	167.6	169.3
Maintenance	117.4	117.9	348.1	351.8
Transaction processing and other	151.7	136.8	450.7	415.0
Total revenue	345.4	330.2	1,037.0	1,022.1
Cost of revenue:
System sales	7.3	14.8	25.9	41.2
Professional services	50.2	47.3	146.8	162.3
Maintenance	36.7	35.8	111.2	107.8
Transaction processing and other	99.2	83.7	282.0	252.0
Amortization of software development and acquisition-related assets (a)	20.6	23.0	61.5	62.5
Total cost of revenue	214.0	204.6	627.4	625.8
Gross profit	131.4	125.6	409.6	396.3
Selling, general and administrative expenses	97.0	104.6	273.6	310.4
Research and development	45.9	49.4	151.3	151.9
Asset impairment charges	0.2	7.4	2.1	10.5
Amortization of acquisition-related intangible assets	7.1	7.7	22.4	23.6
Loss from operations	(18.8)	(43.5)	(39.8)	(100.1)
Interest expense (b)	(7.5)	(6.9)	(22.0)	(21.0)
Other income (expense), net	0.1	(0.8)	0.3	7.5
Loss before income taxes	(26.2)	(51.2)	(61.5)	(113.6)
Income tax benefit (provision)	0.4	2.3	(2.8)	30.2
Net loss	($25.8)	($48.9)	($64.3)	($83.4)

Loss per share - basic and diluted	($0.15)	($0.27)	($0.36)	($0.47)

Weighted average common shares outstanding:
Basic	180.2	178.2	179.7	176.5
Diluted	180.2	178.2	179.7	176.5

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$11.6	$11.3	$35.1	$32.7
Amortization of acquisition-related intangible assets	9.0	11.7	26.4	29.8
	$20.6	$23.0	$61.5	$62.5

(b) Interest expense includes the following non-cash expenses for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Amortization of 1.25% Cash Convertible Notes original issue discount	$ 2.6	$ 2.5	$ 7.7	$ 2.8
Write-off of unamortized deferred debt issuance costs	0.0	0.0	0.0	3.9
	$ 2.6	$ 2.5	$ 7.7	$ 6.7

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	($25.8)	($48.9)	($64.3)	($83.4)
Non-cash adjustments to net loss:
Depreciation and amortization	42.9	46.8	131.6	131.8
Stock-based compensation expense	10.0	9.7	32.2	27.8
Other non-cash charges (credits), net	0.2	5.8	9.1	(25.3)
Total non-cash adjustments to income	53.1	62.3	172.9	134.3
Cash impact of changes in operating assets and liabilities	(13.6)	(0.9)	(56.6)	12.4
Net cash provided by operating activities	13.7	12.5	52.0	63.3
Cash flows from investing activities:
Capital expenditures	(3.4)	(11.3)	(20.7)	(57.0)
Capitalized software	(10.3)	(11.0)	(28.3)	(30.5)
Cash paid for business acquisitions, net of cash acquired	(20.2)	0.0	(20.2)	(148.8)
Purchases of marketable securities, other investments and related intangible assets	(7.4)	0.0	(21.5)	0.0
Sales and maturities of other investments	0.0	0.0	0.0	12.8
Proceeds from sale of fixed assets	0.0	0.0	0.1	0.0
Net cash used in investing activities	(41.3)	(22.3)	(90.6)	(223.5)
Cash flows from financing activities:
Net proceeds from issuance of 1.25% senior cash convertible notes, net of issuance costs	0.0	(0.2)	0.0	305.5
Proceeds from issuance of common stock	0.0	2.0	1.7	11.3
Excess tax benefits from stock-based compensation	0.0	0.8	2.2	3.3
Taxes paid related to net share settlement of equity awards	(0.3)	(1.2)	(8.9)	(7.9)
Payments of acquisition financing obligations	0.0	0.0	0.0	(29.7)
Senior secured debt borrowings (payments), net of financing costs	26.2	(3.0)	17.9	(163.8)
Net cash provided by (used in) financing activities	25.9	(1.6)	12.9	118.7
Effect of exchange rate changes on cash and cash equivalents	(0.3)	0.2	0.0	(1.7)
Net decrease in cash and cash equivalents	(2.0)	(11.2)	(25.7)	(43.2)
Cash and cash equivalents, beginning of period	39.3	72.0	63.0	104.0
Cash and cash equivalents, end of period	$37.3	$60.8	$37.3	$60.8

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total revenue, as reported	$345.4	$330.2	$1,037.0	$1,022.1

Deferred revenue and other adjustments	2.3	4.0	9.3	7.2
Total non-GAAP revenue	$347.7	$334.2	$1,046.3	$1,029.3

Gross profit, as reported	$131.4	$125.6	$409.6	$396.3

Deferred revenue and other adjustments	2.3	4.0	9.3	7.2
Acquisition-related amortization	9.0	11.7	26.4	29.8
Stock-based compensation expense	1.3	1.3	4.7	4.3
Non-recurring expenses and transaction-related costs (a)	2.9	3.0	6.3	8.7
Total non-GAAP gross profit	$146.9	$145.6	$456.3	$446.3

Operating loss, as reported	($18.8)	($43.5)	($39.8)	($100.1)

Deferred revenue and other adjustments	2.3	4.0	9.3	7.2
Acquisition-related amortization	16.1	19.4	48.8	53.4
Stock-based compensation expense	10.0	9.7	32.2	27.8
Non-recurring expenses and transaction-related costs (a)	12.9	18.7	22.3	53.2
Non-cash asset impairment charges	0.2	7.4	2.1	10.5
Total non-GAAP operating income	$22.7	$15.7	$74.9	$52.0

Net loss, as reported	($25.8)	($48.9)	($64.3)	($83.4)

Deferred revenue and other adjustments	1.5	3.1	6.1	5.4
Acquisition-related amortization	10.5	15.5	31.7	39.7
Stock-based compensation expense	6.5	7.7	20.9	20.5
Non-recurring expenses and transaction-related costs	8.4	14.9	14.5	39.8
Non-cash asset impairment charges	0.1	5.9	1.4	8.0
Non-cash charges to interest expense and other	1.6	2.7	4.9	5.5
Tax rate alignment	8.7	8.2	24.3	(1.2)
Non-GAAP net income	$11.5	$9.1	$39.5	$34.3

Non-GAAP effective tax rate	35%	20%	35%	26%

Weighted shares outstanding - diluted	180.2	178.2	179.7	176.5

Loss per share - diluted, as reported	($0.15)	($0.27)	($0.36)	($0.47)

Non-GAAP earnings per share - diluted	$0.06	$0.05	$0.22	$0.19

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax.
(a) Non-recurring expenses and transaction-related costs included in cost of revenue and operating expenses are comprised of the following for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Cost of revenue:
MyWay and other product consolidation costs included in cost of revenue	$2.9	$3.0	$6.3	$8.7
Operating expenses:
Severance and other costs	$2.8	$13.9	$5.9	$28.3
MyWay product consolidation	6.4	0.0	$6.4	$6.8
Transaction-related costs	0.8	1.8	$3.7	$9.4
Total non-recurring expense and transaction-related costs included in operating expenses	$10.0	$15.7	$16.0	$44.5

Total non-recurring expenses and transaction related costs	$12.9	$18.7	$22.3	$53.2

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions)
(Unaudited)
			Nine Months Ended September 30,
	Three Months Ended September 30,
	2014	2013	2014	2013
Total revenue, as reported	$345.4	$330.2	$1,037.0	$1,022.1
Deferred revenue and other adjustments	2.3	4.0	9.3	7.2
Total non-GAAP revenue	$347.7	$334.2	$1,046.3	$1,029.3

Net loss, as reported	($25.8)	($48.9)	($64.3)	($83.4)

Deferred revenue and other adjustments	2.3	4.0	9.3	7.2
Depreciation and amortization	42.9	46.8	131.6	131.8
Stock-based compensation expense	10.0	9.7	32.2	27.8
Non-recurring expenses and transaction-related costs (a)	12.8	18.4	21.4	52.1
Non-cash asset impairment charges	0.2	7.4	2.1	10.5
Interest expense and other income net (b)	3.8	4.4	11.5	15.6
Tax provision/(benefit)	(0.4)	(2.3)	2.8	(30.2)

Adjusted EBITDA	$45.8	$39.5	$146.6	$131.4

Adjusted EBITDA margin (c)	13%	12%	14%	13%

(a)  Depreciation expense totaling $0.1 million and $0.3 million has been excluded from non-recurring expenses for the three months ended September 30, 2014 and 2013, respectively, and $0.9 million and $1.1million for the nine months ended September 30, 2014 and 2013, respectively, since these amounts are also included in depreciation and amortization.

(b) Interest expense (income) and other (income) expense has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(c) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total non-GAAP revenue.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, SG&A, operating expense, operating income and net income, including non-GAAP net income on a per share basis, non-GAAP effective income tax rate, and Adjusted EBITDA, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended.

  Non-GAAP revenue consists of GAAP revenue as reported and adds back deferred revenue and other adjustments recorded for GAAP purposes.

  Non-GAAP gross profit consists of GAAP gross profit as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, and non-recurring expenses and transaction-related costs. Non-GAAP gross profit margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue, as defined above.  For the third quarter of 2014, non-GAAP gross profit margin totaled 42.3 percent consisting of non-GAAP gross profit of $146.9 million divided by total non-GAAP revenue of $347.7 million.  For the third quarter of 2013, non-GAAP gross profit margin totaled 43.6 percent consisting of non-GAAP gross profit of $145.6 million divided by total non-GAAP revenue of $334.2 million.  Reconciliations to total non-GAAP revenue and total non-GAAP gross profit are found in this press release in Table 4.

  Non-GAAP SG&A consists of GAAP selling, general and administrative expenses (SG&A), as reported and excludes non-recurring expenses and transaction-related costs and stock-based compensation expense recorded to SG&A.   For the third quarter of 2014, non-GAAP SG&A totaled $79.1 million consisting of $97.0 million of GAAP SG&A, excluding $2.8 million of severance and other costs, $6.4 million of MyWay product consolidation expense, $0.8 million of transaction expense and $7.9 million of stock-based compensation expense.  For the third quarter of 2013, non-GAAP SG&A totaled $84.1 million consisting of $104.6 million of GAAP SG&A, excluding $12.1 million of severance and other costs, $1.8 million of transaction expense and $6.6 million of stock-based compensation expense.

  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development, as reported and excludes non-recurring expenses and transaction-related costs and stock-based compensation expense recorded to SG&A and R&D.  For the third quarter of 2014, non-GAAP operating expense totaled $124.2 million consisting of $97.0 million of GAAP SG&A and $45.9 million of GAAP research and development expense and excludes $10.0 million of total non-recurring expense and transaction-related costs and $8.7 million of stock-based compensation expense recorded to SG&A and R&D.  For the third quarter of 2013, non-GAAP operating expense totaled $129.9 million consisting of $104.6 million of GAAP SG&A and $49.4 million of GAAP research and development expense and excludes $15.7 million of total non-recurring expense and transaction-related costs and $8.4 million of stock-based compensation expense recorded to SG&A and R&D.

  Non-GAAP operating income consists of GAAP operating income/(loss) as reported and adds back deferred revenue and other adjustments booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, and non-cash asset impairment charges.

  Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back deferred revenue and other adjustments, acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, non-cash charges to interest expense and other, and non-cash asset impairment charges, in each case net of any related tax effects.  Non-GAAP net income also includes a tax rate alignment adjustment.

  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income rate, Allscripts effective state income tax rate, and adjustments for permanent differences.

  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: tax provision (benefit); interest expense and other income, net; stock-based compensation expense; depreciation and amortization; deferred revenue and other adjustments; non-recurring and transaction-related costs; and non-cash asset impairment charges.

Deferred Revenue and Other Adjustments. Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Also included are adjustments for the vesting of a warrant issued to a commercial partner and the effects of straight-lining contractual pricing adjustments over the performance period. Allscripts adds back deferred revenue and other adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Non-Recurring Expenses and Transaction-Related Costs. Non-recurring expenses relate to certain severance, product consolidation, legal proceedings, consulting, and other charges incurred in connection with activities that are considered one-time. Transaction-related costs include deferred compensation expenses incurred in connection with the acquisition of dbMotion, Ltd.

Allscripts excludes non-recurring expenses and transaction-related costs from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense and other includes non-cash amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013. Also included in this amount are non-cash adjustments to reflect changes in the fair value of derivative financial instruments related to the 1.25 percent Cash Convertible Notes that do not qualify for hedge accounting treatment.

Non-Cash Asset Impairment Charges. Asset impairment charges relate primarily to product consolidation activities.

Tax Rate Alignment. Tax adjustment to align the applicable period's effective tax rate to the expected annual non-GAAP effective tax rate. Accordingly, the non-GAAP effective tax rate for the three and nine months ended September 30, 2014 excludes the impact of deferred tax asset valuation allowance adjustments recorded in the third quarter.

Management also believes that non-GAAP revenue, gross profit, SG&A, operating expense, operating income, net income and non-GAAP net income on a per share basis, and Adjusted EBITDA provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP revenue, SG&A, operating expense, operating income, net income and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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